EXHIBIT 13.5




                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 6-K

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C. 20549

                          Report of Foreign Issuer
                    Pursuant to Rule 13a-16 or 15d-16 of
                    the Securities Exchange Act of 1934

For the Coupon Period ending July 19, 1999

               Westpac Securitisation Management Pty Limited
               ---------------------------------------------
              (Translation of registrant's name into English)

           Level 4, 60 Martin Place, Sydney, NSW 2000, Australia
           -----------------------------------------------------
                  (Address of principal executive offices

     Indicate by check mark whether the registrant files or will file annual reports under cover Form 20-F or Form 40-F.

                 Form 20-F  __X__       Form 40-F  _______

     Indicate by check mark whether the registrant by furnishing the information contained in this Form is also thereby furnishing the information to the Commission pursuant to Rule 12g3-2(b) under the Securities Exchange Act of 1934.

                      Yes  ______           No   __X__

     If "Yes" is marked, indicate below the file number assigned to the registrant in connection with Rule 12g3-2(b): 82-___________.




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


                                               NOTEHOLDERS REPORT - SERIES 1998-1G WST TRUST

    Date of Report - Determination Date                         13-Jul-99

    Housing Loan Collection Period                              10-Apr-99                    to                        09-Jul-99
                                                               (inclusive)                                            (inclusive)

    Days in Collection Period                                       91

    Coupon Period                                               19-Apr-99                    to                        19-Jul-99
                                                               (inclusive)                                            (exclusive)

    Days in Coupon Period                                           91

    3 month BBSW at beginning of coupon period                   4.7800%                3 month USD-                    5.0000%
                                                                                           LIBOR
    Foreign Exchange Rate                                     0.62354525564

    Available Income                                              28,915,001.43
    Total Available Funds                                         28,915,001.43
    Accrued Interest Adjustment                                            0.00
    Redraws Made This Period                                      23,606,140.73
    Redraw Shortfall                                                       0.00
    Redraw Facility Draw                                                   0.00
    RFS Issued This Period                                                 0.00
    Trust Expenses                                                 1,310,607.08
    Total Payments                                                25,341,946.19
    Payment Shortfall                                                      0.00
    Principal Draw This Period                                             0.00
    Total Principal Draws Outstanding                                      0.00
    Gross Principal Collections                                  150,928,437.49
    Principal Collections                                        127,322,296.76
    Excess Available Income                                        3,573,155.24
    Excess Collections Distribution                                3,573,155.24
    Liquidity Shortfall                                                    0.00
    Liquidity Net Draw / (Repayment) this period                           0.00
    Remaining Liquidity Shortfall                                          0.00
    Liquidation Loss                                                       0.00
    Principal Charge Offs                                                  0.00
    Prepayment Benefit Shortfall                                           0.00
    Average Daily Balance for Qtr                                 1,720,121,451
    Subordinated Percentage                                             2.8574%
    Initial Subordinated Percentage                                     2.3000%
    Average Quarterly Percentage                                        0.2776%

                   Reuters Information                     Principal/100,000        Coupon/100,000

                                Class A          0.00                5,783.5808               1,020.6713
                                Class B          0.00                    0.0000               1,330.8750

    Stated Amount - AUD Equivalent                              Percentage            Forex Percentage        Chargeoffs
                      Class A        1,603,756,522.52                 97.14264%                  1.00000
                   Class B              52,800,570.54                  2.85736%
                   RFS                           0.00                                            0.00000

                 TOTAL               1,655,557,093.06                100.00000%               100.00000%
    Stated Amount - USD                                                                 Bond Factor


                    Class A          1,000,014,770.82                                          0.7285021           0.00
                  Class B               32,300,000.00                                          1.0000000           0.00
                  RFS                            0.00                                                              0.00

                TOTAL                1,032,314,770.82                                                              0.00


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


                                                         WST Trust Series 1998-1G
                                                          DELINQUENCY STATISTICS

                                    Collection Period Ended:                    09/07/1999
----------------------------------------------------------------------------------------------------------------------------
                     Number           Current Balance                     Instalment             % by               % by
                     of Loans         Outstanding $A                      Amount $A              Number             Balance
----------------------------------------------------------------------------------------------------------------------------
    Current            15,952          1,537,245,457                     12,094,375                  2.82%            92.85%

    1-29                1,075            101,905,576                        866,225                  6.26%             6.16%
    Days

    30-59                  94             10,062,784                         72,337                  0.55%             0.61%
    Days

    60-89                  40              3,411,604                         28,340                  0.23%             0.21%
    Days

    90-119                 10              1,445,136                          8,411                  0.06%             0.09%
    Days

    120-149                 7                676,126                         5,139                   0.04%             0.04%
    Days

    150-179                 2                155,464                         1,087                   0.01%             0.01%
    Days

    180+                    6                654,945                         4,450                   0.03%             0.04%
    Days
----------------------------------------------------------------------------------------------------------------------------
      Total            17,186          1,655,557,093                    13,080,365                 100.00%           100.00%
----------------------------------------------------------------------------------------------------------------------------

                                            $A

    Scheduled Principal                      13,760,164
    Unscheduled Principal                   113,562,133
                                            -----------
    Principal Collections                   127,322,297
                                            -----------

    Fixed Interest Rate Housing Loan          321,444,216
    Variable Rate Housing Loans             1,334,112,877
                                          ---------------
                                            1,655,557,093
                                          ---------------



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





                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf, as Trust Manager for the Series 1998-1G WST Trust, by the undersigned, thereunto duly authorized.


                              Westpac Securitisation Management Pty Limited, as Trust Manager for the Series 1998-1G WST Trust, (Registrant)



    Dated: July 19, 1999      By:      /s/ Lucy Beretin
                                    ------------------------------
                              Name:    Lucy Beretin
                              Title:   Trust Manager







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